EXHIBIT 10.4

CONSULTING SERVICES AGREEMENT

(ITH Partners, LLC)

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into effective as of November 19, 2010 (the “Effective Date”) by and between (i) IMH Financial Corporation, a Delaware corporation (the “Company”), and (ii) ITH Partners, LLC, a Nevada limited liability company (the “Consultant”).

THE PARTIES ENTER INTO THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, INTENTIONS AND UNDERSTANDINGS:

A.           On December 15, 2009, ITH entered a consulting agreement with IMH Secured Loan Fund, LLC (the “Original Consulting Agreement”) which commenced on September 1, 2009 and provided that it expired by its terms on January 31, 2009.  The Original Consulting Agreement was entered pursuant to Section 3.1 of the Operating Agreement of IMH Secured Loan Fund, LLC (the “Fund”) whereby Investors Mortgage Holdings Inc., a Delaware corporation (the “Manager”) had exclusive control over the business of the Fund, subject to and in accordance with the terms of the Operating Agreement.

B.           The Securities and Exchange Commission (the “SEC”) declared the Company’s Form S-4 effective on May 14, 2010, pursuant to which the Fund sought to obtain the written consent of the members of the Fund to the Conversion Transactions (as defined therein) and the 2010 Stock Incentive Plan (as defined therein).  The requisite number of members of the Fund approved the Conversion Transactions and the 2010 Stock Incentive Plan.

C.           The Company desires to retain the Consultant to provide advice to, and consult with, the Company with respect to the Consulting Services on the terms and conditions set forth in this Agreement, and the Consultant desires to accept such engagement and to perform the Consulting Services on the terms and conditions set forth in this Agreement.

D.           The Company acknowledges and agrees that (i) except as otherwise set forth in this Agreement to the contrary, the Consultant’s responsibilities under this Agreement are advisory only and that the Consultant has no responsibility or right to assist the Company in implementing or effecting any transaction, and (ii) in the event that the Company elects to implement or effect any transaction pertaining to the Consulting Services or otherwise, the Company shall do so independent of the Consultant and through other consultants selected by the Company, including, without limitation, legal counsel, the Company’s auditors, and the Company’s underwriters, among other qualified experts.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and promises contained in this Agreement, the parties hereto agree as follows:

1.           Engagement.  As of the Effective Date, the Company engages the Consultant, and the Consultant accepts such engagement, upon the terms and conditions hereinafter set forth, for the period commencing on the Effective Date and expiring on December 31, 2011 or as otherwise permitted by the terms of this Agreement (the “Consulting Term”).

2.           Consulting Services.

2.1          Included Services.  The Consultant shall perform consulting services for the benefit of the Company, as more particularly set forth on Schedule 2.1 attached hereto (the “Consulting Services”) and such other services as the parties hereto may mutually agree upon in writing from time to time after the Effective Date; provided, however, in no event shall the Consultant provide any of the Excluded Services (as defined below) nor shall the Company expect any of the Excluded Services to be a part of the Consulting Services.

2.2          Excluded Services.

(a)           Specific.  The Consulting Services to be rendered by the Consultant shall not include any services pertaining to implementing or effecting any transaction, or include, without limitation, any of the following services in any securities transaction or transactions: (i) structuring an offering or any transaction; (ii) identifying potential purchasers; (iii) taking transaction orders from customers; (iv) routing or matching orders; (v) facilitating negotiations of equity transactions; (vi) selecting a market or dealer; (vii) executing or facilitating the execution of any securities transaction; (viii) soliciting or recommending any securities transactions; (ix) handling customer funds or securities; (x) arranging for or performing clearance and settlement of executed trades; or (xi) preparing and sending any transaction confirmations. To the extent that the Company elects to implement or effect any securities transaction pertaining to the Consulting Services or otherwise, the Company shall do so independent of the Consultant and through other consultants, including, without limitation, legal counsel, the Company’s auditors, and the Company’s underwriters, among other qualified experts.

(b)           Other.  The Company acknowledges and agrees that the Consultant shall have no responsibility (i) to render any services, or be expected to render any services, under this Agreement that require the Consultant to register as a broker-dealer, or (ii) to perform, or be expected to perform, any services that are consistent with being engaged in the business of a broker-dealer.

(c)           Definition.  The services described in Sections 2.2(a) and 2.2(b) shall collectively constitute the “Excluded Services”.

3.           Reporting; Time Commitment.

3.1          Reporting.  The Consultant shall report to the Chief Executive Officer and the President of the Company; provided, however, for the avoidance of doubt, this Agreement shall not be amended or extended without the prior written approval of the Chief Executive Officer.

3.2          Time Commitment.  During the Consulting Term, the Consultant shall devote substantially all of the Consultant’s business time, energy and skill to the Consulting Services, subject to the Consultant’s right to (a) continue with the Consultant’s other pre-existing consulting and other assignments with third parties (to be reviewed and approved by the Company from time to time and, in the first instance, reviewed and approved by the Company prior to or on the Effective Date), and (b) take on new consulting and other assignments for third parties, in the event and to the extent that such new consulting and other assignments do not present current conflicts of interest with the Consulting Services, or are not reasonably likely to present future conflicts of interest with the Consulting Services.

4.           Representations, Warranties and Covenants.

4.1          The Consultant.  The Consultant represents, warrants and covenants to the Company as follows:

(a)           Organization.  The Consultant is duly organized, validly existing and in good standing under the laws of its organization and has the requisite corporate power and authority to carry on its business as now being conducted.

(b)           Authority; Binding Obligation.  The Consultant has all requisite corporate power and authority to enter into this Agreement and perform the Consulting Services.  The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Consultant.  This Agreement has been duly executed and delivered by the Consultant and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affective creditors’ rights generally and by general principles of equity.

(c)           Conduct.  The Consultant (and all employees and members thereof) shall professionally, honestly and faithfully present and conduct itself at all times during the performance of the Consulting Services.  The Consultant (and all employees and members thereof) shall perform the Consulting Services in a diligent, timely and competent manner.  The Consultant has not held itself out as (x) a broker-dealer, or as a person qualified to render the services of a broker-dealer, or (y) a party willing or able to execute trades or assist others in routing or completing securities transactions.  Upon the expiration or earlier termination of the Consulting Term, the Consultant shall deliver to the Company all property belonging to the Company then in the Consultant’s possession or otherwise previously provided to the Consultant by the Company.

(d)           Location.  The Consultant shall (i) be present and work from the Company’s headquarters office in Scottsdale, Arizona (the “Headquarters Office”) for a substantial portion of each business week during the Consulting Term, and (ii) be expected to travel from time to time in the course of performing the Consulting Services.

(e)           Original Consulting Agreement.  The Original Consulting Agreement provided that it expired by its terms on January 31, 2009, and was not extended by and between the Company (or any of its predecessors or affiliates) and the Consultant.

(f)           Solicitation. The Consulting Services do not include any solicitation of members of the Fund with respect to the consents contemplated by the Form S-4 bearing on the Conversion Transactions and the 2010 Stock Incentive Plan, and at no time did the Consultant (or any employee or member thereof) engage in any such solicitation.

(g)           Excluded Services.  At no time (i) has the Consultant (or any employee or member thereof) performed any Excluded Services on behalf of the Company or the Fund, or any affiliates thereof, and (ii) shall the Consultant (or any employee or member thereof) perform any Excluded Services on behalf of the Company or any affiliates thereof.

(h)           Managing Member.  The managing member of the Consultant is Lawrence D. Bain (“Bain”), and Bain shall personally perform all of the Consulting Services for, on behalf of, and through the Consultant.

(i)            Accredited Investors.  The Consultant and Bain are “accredited investors” within the meaning of Regulation D of the Securities Act of 1933, as amended, and have the requisite capacity to protect the Consultant’s interests in connection with the acquisition of any warrants or any shares of common stock of the Company issuable upon the exercise of any warrants (the “Securities”) pursuant to the terms of this Agreement. The Consultant understands that the Securities are “restricted securities” under the federal securities laws and may not be resold without registration under the Securities Act other than pursuant to Rule 144 or another exemption from registration, and will bear a legend to that effect until such Securities become transferable without restrictions.

4.2          The Company.  The Company represents, warrants and covenants to the Consultant as follows:

(a)           Organization.  The Company is duly organized, validly existing and in good standing under the laws of its organization and has the requisite corporate power and authority to carry on the Company’s business as now being conducted.

(b)           Authority; Binding Obligation.  The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.  The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5.           Termination by the Company; Expiration.

5.1          Termination.  Subject to the terms and conditions of this Agreement, the Company may terminate the Consulting Term at any time, with or without Cause (as defined below) upon not less than thirty (30) days prior written notice to the Consultant.

5.2          Termination by the Consultant.  Subject to the terms and conditions of this Agreement, the Consultant may terminate the Consulting Term at any time, with or without Cause, upon not less than thirty (30) days prior written notice to the Company.

5.3          Obligations of the Company Upon Termination; Expiration.

(a)           Cause.  If the Consulting Term is terminated by the Company for Cause, the Company shall have no further obligations to the Consultant under this Agreement other than the following:  (i) payment of any past due Monthly Payments (as defined in Schedule 6.1); (ii) payment of the pro-rated Monthly Payments through the end of the month in which the termination becomes effective; (iii) payment of any reimbursable expenses incurred by the Consultant through the date that the termination becomes effective; and (iv) the indemnification obligations set forth in Section 11 as may be applicable pursuant to the terms thereof.

(b)           Other than for Cause; First Special Payment.  In the event that the Consulting Term is terminated by the Company for any reason other than Cause, then, in addition to the amounts set forth in Section 5.3(a), the Company shall also pay to the Consultant the following:  (i) the Monthly Payment for one (1) month following such termination, and (ii) the First Special Payment in accordance with and subject to the terms, conditions and timing set forth in Section 2 of Schedule 6.1.

(c)           Expiration.  In the event that the Consulting Term expires by its terms, then, in addition to the amounts set forth in Section 5.3(a) above (except with respect to the Company’s obligation therein to pay the Monthly Payment for one (1) month), the Consultant shall also be entitled to the amounts set forth in Section 5.3(b) in accordance with and subject to the terms, conditions and timing set forth in Section 2 of Schedule 6.1.

(d)           No Survival.  The obligations of the Company under this Section 5 shall not survive the expiration or earlier termination of this Agreement except as specifically set forth in this Agreement.

5.4          Sole Remedy.  The payments contemplated by this Section 5 shall constitute the Consultant’s sole and exclusive remedy in the event of (a) any termination of the Consulting Term by the Company, or (b) the expiration of the Consulting Term, as more specifically set forth above.  Subject to the Consultant’s receipt of the applicable payments in Section 5.3, the Consultant shall not assert or pursue any other remedies at law or in equity against the Company with respect to any termination of this engagement or the Agreement.

5.5          Definition.  For purposes of this Agreement, “Cause” shall mean, as reasonably determined in good faith by the Board of the Company, based on the facts then known to the Board of the Company, that the Consultant has wilfully or negligently failed to perform the Consulting Services (the “Breach”); provided, however, that the Company shall provide the Consultant with prompt written notice of the Breach (within not more than thirty (30) days after the Company’s actual notice thereof) and the Consultant shall have not more than a thirty (30) day period thereafter to seek to cure the Breach to the Company’s reasonable satisfaction (the “Cure Right”); provided, further, no such Cure Right shall be applicable for the benefit of the Consultant (a) in the case of any repeated Breach by the Consultant (i.e., more than one Breach by the Consultant of a similar issue), (b) any Breach involving a violation by the Consultant (or any of its employees or members) of applicable law, (c) any Breach by the Consultant (or any of its employees or members) involving an act of moral turpitude, (d) the rendering of any Excluded Services by the Consultant (or any of its employees or members), (e) a Breach by the Consultant (or any of its employees or members) of any SEC regulation or any injunction, censure, cease and desist or other act taken by the SEC against the Consultant (or any of its employees or members), or given by the SEC to the Consultant (or any of its employees or members) or (f) the withdrawal or termination of Bain as the managing member of the Consultant.

6.           Consulting Fees and Expenses.

6.1          Consulting Fees.  During the Consulting Term, subject to the terms of this Agreement (including, without limitation, the terms, conditions and qualifications set forth in Schedule 6.1), as payment and consideration for the Consultant’s performance of the Consulting Services and other agreements herein, the Company shall pay the Consultant the consulting fees set forth on Schedule 6.1 (the “Consulting Fees”) (which shall include, as applicable, the Monthly Payments, the First Special Payment, the Second Special Payment and the Consultant’s Equity Securities, as applicable) subject to and in accordance with the terms, conditions, qualifications and timing set forth on Schedule 6.1.

6.2           Expenses.  The Consultant shall be entitled to reimbursement for all reasonable and actually incurred business expenses that the Consultant incurs during the Consulting Term in carrying out the Consulting Services; provided, however, that the Consultant shall provide to the Company the customary documentation in accordance with the Company’s expense reimbursement policies in effect from time to time.

7.           Relationship. The Consultant (and all employees and members thereof) shall operate at all times as an independent contractor of the Company.  Without limiting the generality of the foregoing, nothing in this Agreement shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group between the Consultant, on the one hand, and the Company, on the other hand.

7.1           No Authority to Supervise.  While the Company’s personnel may from time to time assist the Consultant in rendering the Consulting Services (if, and when the Company may reasonably direct), the Consultant shall have no authority to supervise, direct, hire, fire or make other management decisions regarding such personnel.

7.2           Office and Services.  The Company shall provide the Consultant with a single private office space at the Headquarters Office, as well as internet access, telephone, facsimile, cell phone service, a single executive assistant, and photocopy services in order to accommodate the Consultant’s performance of the Consulting Services.

7.3           Taxes.  The Consultant and the Company agree that the Consultant (and all of its employees and members) is not an employee for state or federal tax purposes.  The Consultant (and all of its employees and members) shall be solely responsible for any and all income, unemployment, social security, worker’s compensation, FICA or any other taxes or amounts payable with respect to the Consulting Fee and any other compensation paid or provided to the Consultant pursuant to this Agreement.  The Consultant shall indemnify, defend and hold harmless the Company from and against any tax or other liability that any of them may have with respect to any such payment and against any and all losses or liabilities, including, without limitation, defense costs, arising out of the Consultant’s failure to pay any taxes due with respect to any such payment.

7.4           Workers’ Compensation; Unemployment Insurance; and Health Insurance.  The Consultant (and its employees and members) is not entitled to worker’s compensation benefits, unemployment compensation benefits or health insurance benefits provided by the Company.  The Consultant shall be solely responsible for the payment of the Consultant’s (and its employees and members) worker’s compensation, unemployment compensation, and other such payments for the Consultant (and its employees and members).  The Company shall not pay for worker’s compensation for the Consultant (or its employees or members), contribute to a state unemployment fund for the Consultant, or pay the federal unemployment tax for the Consultant or pay for any health insurance benefits for the Consultant (or its employees or members).

8.           Protective Covenants.

8.1          Confidential Information; Inventions.

(a)           Process.  The Consultant (and its employees and members) shall not use (except to the extent that such use is directly related to and required by the Consultant’s performance of the Consulting Services) or disclose at any time, either during the Consulting Term or thereafter, any Confidential Information (as defined below) of which the Consultant (or any employee or member thereof) is or becomes aware, whether or not such information is developed by the Consultant (or any employee or member thereof).  The Consultant shall take (and shall cause its employees and members to take) all reasonable steps to safeguard Confidential Information in the Consultant’s (or its employees and members) possession and to protect it against disclosure, misuse, espionage, loss and theft.  The Consultant (and its employees and members) shall deliver to the Company at the end of the Consulting Term, or at any other time the Company may request the same from the Consultant (and its employees and members), all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (defined below) of the Company which the Consultant (or its employees and members) may then possess or have under the Consultant’s (or its employees and members) control.  Notwithstanding the foregoing, the Consultant (and its employees and members) may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company prior written notice thereof as soon as reasonably possible and shall, as much in advance of the return date as possible, make available to the Company’s counsel the documents and other information sought, and shall reasonably assist the Company’s counsel in resisting or otherwise responding to such process.

(b)           Scope.  As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, without limitation, information, observations and data obtained by the Consultant (or its employees and members) while providing Consulting Services to the Company (including any such information obtained prior to the Effective Date) concerning (i) the business or affairs of the Company, (ii) products or services, (iii) fees, costs and pricing structures, (iv) scientific data and intellectual property, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patented, patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.  Confidential Information shall not include any information that has been published (other than a disclosure by the Consultant [or any employee or member thereof] in breach of this Agreement) in a form generally available to the public prior to the date the Consultant proposes to disclose or use such information.  Confidential Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(c)           Definitions.  As used in this Agreement, the term (i) “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof, (ii) “Work Product” shall mean all inventions, innovations, improvements, technical information, systems, scientific developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patented, patentable or unpatentable, copyrightable, registrable as a trademark, reduced to writing, or otherwise) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Consultant, or any employee or member thereof, (whether or not during usual business hours, whether or not by the use of the facilities of the Company, and whether or not alone or in conjunction with any other Person (as defined below)) while performing any Consulting Services during the Consulting Term (including those conceived, developed or made prior to the Effective Date), together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.  All Work Product that the Consultant may discover, invent or originate during the Consulting Term or at any time in the period of twelve (12) months after the end of the Consulting Term, shall be the exclusive property of the Company, and the Consultant (and all employees and members thereof) hereby assigns all of the Consultant’s (and all employees and members thereof) right, title and interest in and to such Work Product to the Company, including, without limitation, all intellectual property rights therein.  The Consultant (and all employees and members thereof) shall promptly disclose all Work Product to the Company, shall execute at the request of the Company any reasonable assignments or other documents the Company may deem necessary to protect or perfect the Company’s rights therein, and shall assist the Company in obtaining, defending and enforcing the Company’s rights therein.

8.2           Enforcement.  The Consulting Services are unique and the Consultant (and all employees and members thereof) has access to Confidential Information and Work Product.  Accordingly, a breach by the Consultant of any of the covenants in this Section 8 would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and any damages to the Company for any such injury would therefore be an inadequate remedy for any such breach.  Therefore, in the event of any breach or threatened breach of any provision of this Section 8, the Company shall be entitled, in addition to, and without limitation upon, all other remedies the Company may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 8, or require the Consultant (and all employees and members thereof) to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Section 8 if and when final judgment of a court of competent jurisdiction is so entered against the Consultant (or any employee or member thereof).

8.3          Underwriter Lock-Up.  If, and to the extent, requested by the managing underwriter or underwriters in any underwritten public offering of securities of the Company, the Consultant hereby agrees to enter into a lock-up agreement restricting the disposition of the Securities following the completion of any such public offering.  The Consultant agrees that the period of time from which such lock-up will commence and terminate and the other terms of the lock-up shall be substantially identical to the terms and conditions that apply to the lock-up agreements entered into by the directors and executive officers of the Company; provided, however, in no event shall the term of the lock-up exceed an aggregate period of twelve (12) months.

9.           Ownership.  All software, hardware, equipment, or records, including all copies or extracts of them which the Consultant (or any employee or member thereof) prepares, uses or sees during the Consulting Term in relation to the performance of the Consulting Services shall be and remain the sole property of the Company.

10.         Miscellaneous.

10.1        Successors.

(a)           No Assignment by the Consultant.  This Agreement is personal to the Consultant and shall not, without the prior written consent of the Company, be assignable by the Consultant.

(b)           Consulting Fees; Implementation Obligations.  This Agreement shall inure to the benefit of and be binding upon the Company as specifically set forth herein and the Company’s respective successors and assigns, and any such successor or assignee shall be deemed automatically substituted for the Company under the terms of this Agreement for all purposes, including, without limitation, the Company’s obligation to pay the Consulting Fees to the Consultant and the Company’s obligation to provide the indemnification obligations herein.  As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the ownership of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

10.2        Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be binding unless in writing and signed by the party asserted to have granted such waiver.

10.3        Modification.  This Agreement may not be amended or modified other than by a written agreement executed by the Consultant and the Company.

10.4        Complete Agreement.  This Agreement contains the entire agreement and final understanding between the parties hereto with respect to the subject matter addressed herein among the parties, and supersedes and replaces all prior negotiations and all agreements proposed or executed, whether written or oral, with the Consultant and/or the Company concerning the subject matter hereof, including, without limitation, the Original Consulting Agreement.  Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against any party hereto.  This Agreement constitutes an integrated agreement.

10.5        Litigation and Investigation Assistance.  In addition to the Consulting Services, at the expense of the Company, the Consultant (and its employees and members) shall cooperate in (a) the defense of the Company against any threatened or pending litigation by any Person or in any investigation or proceeding by any governmental agency that relates to any events or actions which occur during the Consulting Term, and (b) the prosecution of any claims and lawsuits brought by the Company that are currently outstanding or that may in the future be brought relating to matters which occur during the Consulting Term.  Except as requested by the Company or as required by law, the Consultant (and its employees and members) shall not publicly comment upon any (i) threatened or pending claim or litigation (including investigations or arbitrations) involving the Company, or (ii) threatened or pending government investigations involving the Company.

10.6        Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or an arbitrator, as the case may be, to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement shall not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.  Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7        Governing Law.  This Agreement shall, without regard to principles of conflict of laws, be governed by the laws of the State of Arizona as to all matters, including, without limitation, matters of validity, construction, effect and performance.

10.8        Counterparts.  This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

10.9        Attorneys’ Fees.  In the event of a legal dispute between the parties hereto, the prevailing party shall be entitled to receipt from the losing party of all attorneys’ fees and costs related thereto.

10.10      Jurisdiction; Waiver of Jury Trial.  Any judicial proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought only in the state or federal courts of the State of Arizona, and by the execution and delivery of this Agreement, each of the parties hereto accepts for themselves the exclusive jurisdiction of the aforesaid courts and irrevocably consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such proceedings, waives any objection to venue laid therein and agrees to be bound by the judgment rendered thereby in connection with this Agreement or any agreement identified herein.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

10.11      Notices.  Any notice to be given hereunder by any party to the other may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change its address by written notice in accordance with this Section 10.11.  Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

If to the Consultant:

ITH Partners, LLC
6929 N. Hayden Road
Suite C4
Scottsdale, AZ 85250
Attn:      Mr. Lawrence D. Bain

If to the Company:

IMH Financial Corporation
4900 North Scottsdale Road
Suite 5000
Scottsdale, AZ  85251
Attn:      Mr. Shane C. Albers

10.12      Headings; Construction.  The section and paragraph headings and titles contained in this Agreement are inserted for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

11.         Indemnification.  To the maximum extent permitted by law, the Company, and its successors and assigns (the “Indemnitor”), shall indemnify, protect, defend and hold harmless the Consultant (and its members) (the “Indemnitee”), from, for, and against any and all claims, liabilities, liens, fines, demands, lawsuits, actions, losses, damages, injuries, judgments, settlements, costs or expenses whether asserted in law or in equity and including any claims made by regulatory agencies asserted against the Indemnitee arising out of, in whole or in part, the actions or commissions of the Indemnitor, this Agreement or the Consulting Services, other than those which have arisen from the Indemnitee’s gross negligence, willful misconduct or breach of this Agreement (hereinafter, collectively, “Claims”).  The Indemnitor shall provide a legal defense with counsel reasonably approved by the Indemnitee upon the first notice the Indemnitee sends to the Indemnitor and the Indemnitor shall continue to provide such defense to the Indemnitee until the matter is fully resolved by either final judgment, settlement, or other release executed by the Indemnitee.  The Indemnitor indemnifies the Indemnitee from, for and against all Claims, including, without limitation, all legal fees, costs and expert fees and costs that the Indemnitee may directly or indirectly sustain, suffer or incur as a result thereof.  The Indemnitor shall and does hereby assume on behalf of the Indemnitee, upon its demand, the amount of any costs allowed by law, and costs identified herein, any settlement reached or any judgment that may be entered against the Indemnitee, as a result of such Claims.  The obligations of the Indemnitor pursuant to this Section 11 shall survive the expiration or earlier termination of this Agreement.

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EXHIBIT 10.4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its respective officer or managing member thereunto duly authorized as of the Effective Date.

“Company”

IMH Financial Corporation

By	/s/ Shane C. Albers
Shane C. Albers
Its: Chief Executive Officer

By	/s/ William A. Meris
William A. Meris
Its: President
Address for the Purpose of Notice:
4900 N. Scottsdale Rd #5000
Scottsdale, AZ 85251

“Consultant”

ITH Partners, LLC

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Its: Managing Member

Address for the Purpose of Notice:
6929 N. Hayden Road, Suite C4
Scottsdale, AZ 85250

SCHEDULE 2.1

CONSULTING SERVICES

The Consultant has or shall provide the following Consulting Services to the Company to the extent requested by the Company:

1.           diligence on, and analytical work with respect to, the Company’s loan portfolio and prospective loan purchases and sales;

2.           advice to the Company with respect to unrealized gains and losses in the Company’s loan portfolio;

3.           advice to the Company with respect to the work of the Company’s valuation consultants and related issues;

4.           advice to the Company with respect to certain accounting oriented issues, and interface with various parties, including, without limitation, the Company and the Company’s auditor;

5.           advice to the Company with respect to certain matters under consideration from time to time by legal counsel respecting the Form S-11 and the Company’s contemplated initial public offering (the “IPO”), interface on those issue with the Company and the Company’s legal counsel, among others, and establishment and management of timelines for the filing of the Form S-11;

Schedule 2.1-1

6.           advice to the Company with respect to the implementation and management of certain matters in the final Form S-4, including, without limitation, all issues with the Company’s transfer agent, including the lock-up of the shares;

7.           advice to the Company with respect to the structuring of the Company’s contemplated IPO and interface with management of the Company, the underwriters, legal counsel and auditors with respect thereto;

8.           advice to the Company with respect to liquidity strategies in addition to the Company’s contemplated IPO, including, without limitation, potential debt offerings and assistance in the arrangement of commercial banking facilities;

9.           advice to the Company regarding the selection of an independent Board of Directors and committees thereof, including, without limitation, candidates and proposed compensation terms, among other issues;

10.         advice to the Company with respect to SEC filings to be made by the Company in connection with the Company’s contemplated IPO, and interface with management, legal counsel and the Company’s auditors with respect thereto;

11.         advice to the Company with respect to liability insurance and directors and officers insurance; and

12.         other advice to the Company from time to time as requested by the Company.

Schedule 2.1-2

CAVEAT: All decisions shall be made by the Company and not by the Consultant. All advice of a tax, accounting or legal nature shall be made by qualified experts and not by the Consultant. All services requiring a registered broker-dealer or underwriter shall be provided by such licensed persons and not by the Consultant.

Schedule 2.1-3

SCHEDULE 6.1

CONSULTING FEES

1.  Monthly Fee.  Commencing on the Effective Date and ending thirty (30) days after the Company’s written notice of termination of this Agreement to the Consultant, in consideration for the Consultant’s Consulting Services rendered to the Company through the date thereof, the Company shall pay the Consultant during the Consulting Term a monthly fee of $32,500 per month (the “Monthly Fee”), payable monthly in advance.  Partial months shall be prorated on the basis of a 30-day month.

Schedule 6.1-1

2.  First Special Payment.  In consideration for the Consultant’s Consulting Services rendered to the Company, the Company shall also pay the Consultant a one time fee of $1,500,000, payable only in the event that one or more of the following occurs during the Consulting Term: (a) the Company raises $50 million or more in the aggregate of debt or equity capital; or (b) the Company, in the Company’s sole discretion, lists the Company’s securities on a national securities exchange; provided, however, as a condition thereof, the Company shall have the sole right to determine whether the Company has sufficient liquidity at that time of the occurrence of the event in item (b) above to make the First Special Payment in the context of the Company’s other financial obligations.  As an overriding condition, however, if the Company determines, in the Company’s sole discretion, that the Company does not have sufficient liquidity at that time of the occurrence of the event in item (b) above to make the First Special Payment in the context of the Company’s other financial obligations, then the Company shall pay the First Special Payment to the Consultant, subject to the Company’s right to elect to delay the payment thereof, in the Company’s sole discretion, in 15 equal monthly installments commencing five business days after the consummation of the event in item (b) above (the “Deferral Option”).  If the Consultant is terminated or the Consulting Agreement expires before either of the events in items (a) or (b) above occurs, then the Company shall only be obligated to pay the Consultant the First Special Payment if either of the events in (a) or (b) above occurs within 24 months after the expiration or earlier termination of the Consulting Agreement (the “Tail Period”); provided, however, no Tail Period or First Special Payment shall be applicable if the Consultant resigns or is terminated for Cause during the Consulting Term; provided, further, in the event that neither of the events in items (a) or (b) above occurs during the Consulting Term and either of the Chief Executive Officer or the President then sitting as of the Effective Date are terminated by the Company during the Consulting Term (the “Executive Termination Event”), or the Tail Period (if applicable), then the Company shall pay the Consultant the aforesaid $1,500,000 within five days after the Executive Termination Event or the Tail Period, as applicable, even if the Consultant or this Agreement is terminated after the Executive Termination Event and prior to the expiration of the Consulting Term, except in the event that the Consultant has been terminated for Cause.

Schedule 6.1-2

3.  Second Special Payment.  In consideration for the Consultant’s Consulting Services rendered to the Company during the Consulting Term (a) if the Company raises equity securities capital raises exceeding $100 million (in one or a series of transactions) during the Consulting Term, the Company shall pay the Consultant a one time fee of $750,000, and (b) if the Company raises debt securities capital exceeding $100 million (in one or a series of transactions) during the Consulting Term, the Company shall pay the Consultant a one time fee of $500,000.  The Company shall pay the Consultant within five business days after the consummation of a qualifying securities offering, subject to the Company’s right to elect, in the Company’s sole discretion, to pay the Second Special Payment(s) (if any) to the Consultant over a two month period after the consummation of any qualifying equity securities offering or qualifying debt securities offering, as applicable.

Schedule 6.1-3

4.  Equity Securities.  In consideration for the Consultant’s Consulting Services rendered to the Company during the Consulting Term, if either (1) (a) the Company raises $50 million or more of debt or equity capital during the Consulting Term, or (b) the Company, in the Company’s sole discretion, lists the Company’s securities on a national securities exchange during the Consulting Term, then the Company shall make a one-time issuance to the Consultant of 50,000 shares of the Company’s common stock, and if (2)(a) the Company consummates the Company’s contemplated initial public offering during the Consulting Term, and (b) the Company, in the Company’s sole discretion, lists the Company’s securities on a national securities exchange during the Consulting Term, and the Company receives equity capital from the Company’s contemplated initial public offering during the Consulting Term, then the Company shall make a one-time issuance of warrants to the Consultant to purchase 150,000 shares of the Company’s equity securities (in such event, these warrants shall be fully vested at issuance, have a ten year term, and have an exercise price equal to the lesser of (i) the Company’s initial public offering price of the Company’s common stock at the time of the Company’s initial public offering, if any, of $50 million or more, or (ii) the exercise price of any warrants issued to the Company’s management team at or about the time of any such equity securities capital raise from the Company’s initial public offering (i.e., within three months thereof) if any, of $50 million or more).  An exemplar of the Company’s Common Stock Purchase Warrant is attached hereto.  For the avoidance of doubt, for purposes of this Schedule 6.1, debt capital shall include (a) any senior debt received from any bank lender (excepting only from First Credit Bank) secured by any assets of the Company (or any corporate affiliate thereof), and (b) cash actually received by the Company from any loan sales to any third parties unaffiliated with the Company.

Schedule 6.1-4

Warrant No.:  _______________

Issue Date:  ___________________

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

IMH FINANCIAL CORPORATION

COMMON STOCK PURCHASE WARRANT

To Purchase [_______] Shares of Common Stock of IMH Financial Corporation

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ITH Partners, LLC (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the ten-year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from IMH Financial Corporation, a Delaware corporation (the “Company”), up to [_______] shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

SECTION 1.    DEFINITIONS.

(a)           “Bloomberg” means Bloomberg Financial Markets.

(b)           “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c)           “Market Price” means, for any security as of any date, the last closing trade price for such security on the Trading Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC.  If the Market Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Market Price, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)           “Trading Day” means any day on which the Common Stock are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

Schedule 2.1-5

(e)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f)           “Trading Market” means the New York Stock Exchange or if the Company is not listed on the new York Stock Exchange, the principal market on which the Common stock is then traded.

SECTION 2.    EXERCISE.

(a)           EXERCISE OF WARRANT. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within five (5) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within three (3) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)           EXERCISE PRICE. The exercise price per share of the Common Stock under this Warrant shall be [__________], subject to adjustment hereunder (the “Exercise Price”).

(c)           CASHLESS EXERCISE. If at any time during the term of this Warrant, either there is no effective registration statement registered, or no current prospectus is available for the resale of the Warrant Shares by the Holder, then this Warrant may be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing (A–B) (X) by (A), where:

(A) =	the Market Price on the Trading Day immediately preceding the date of such election;

(B) =	the Exercise Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(d)           EXERCISE LIMITATIONS.  The Company may not issue upon exercise of this Warrant a number of shares of Common Stock which would exceed the number of shares of Common Stock outstanding at the time of issuance (“Issuable Maximum”). If on any attempted exercise of this Warrant, the issuance of Warrant Shares would exceed the Issuable Maximum then the Company shall issue to the Holder such number of Warrant Shares as may be issued below the Issuable Maximum and the exercise with respect to the remainder of the aggregate number of Warrant Shares shall be rescinded and this Warrant shall not be exercisable until and unless the Issuable Maximum is subsequently increased to permit such issuance.

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(e)           MECHANICS OF EXERCISE.

(i)            AUTHORIZATION OF WARRANT SHARES. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)           DELIVERY OF CERTIFICATES UPON EXERCISE. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.  If the Warrant Shares are subject to restrictions under the Securities Act, the certificates for the Warrant Shares shall bear such legends as in the opinion of counsel to the Company are deemed necessary or advisable.

(iii)          DELIVERY OF NEW WARRANTS UPON EXERCISE. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)          RESCISSION RIGHTS. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)           NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)          CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii)         CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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SECTION 3.    CERTAIN ADJUSTMENTS.

(a)          STOCK DIVIDENDS, SPLITS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. If the Company, at any time while this Warrant is outstanding: (A) pays a dividend in Common Stock or otherwise makes a distribution or distributions of Common Stock to all holders of Common Stock (and not to the Holder), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           PRO RATA DISTRIBUTIONS. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants or any security (other than Common Stock because a distribution of Common Stock is already subject to Section 3(a) above), upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution, the same evidence of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock.  At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 3(b).

(c)           FUNDAMENTAL TRANSACTION. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange in each such case (A) through (D) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(d)           CALCULATIONS. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e)           VOLUNTARY ADJUSTMENT BY COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f)            NOTICE TO HOLDERS.

(i)            ADJUSTMENT TO EXERCISE PRICE. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           NOTICE TO ALLOW EXERCISE BY HOLDER. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

The Holder is entitled to exercise this Warrant during the five (5) day period commencing on the date of such notice to the effective date of the event triggering such notice.

SECTION 4.    TRANSFER OF WARRANT.

(a)           TRANSFERABILITY. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           NEW WARRANTS. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

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(c)           WARRANT REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)           TRANSFER RESTRICTIONS. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

SECTION 5.    MISCELLANEOUS.

(a)           NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

(b)           LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)           SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           AUTHORIZED SHARES.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)           JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with internal laws of the State of New York, without giving effect to any choice of law or conflict of law provisions or rule that would cause the application of the laws of any jurisdiction other than New York.

(f)            RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)           NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)           NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i)            LIMITATION OF LIABILITY. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)            REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)           SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(l)            AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)           SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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(n)           HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: [date]

Dated:  _________________
IMH FINANCIAL CORPORATION

By:
Name:
Title:

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NOTICE OF EXERCISE

TO:  IMH Financial Corporation

(1)          The undersigned hereby elects to purchase [number] Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)          Payment shall take the form of (check applicable box):

___________________________________ in lawful money of the United States; or

___________________________________ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)          Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[name]

The Warrant Shares shall be delivered by physical delivery of a certificate to:

___________________________________
___________________________________

(4)          ACCREDITED INVESTOR. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURE OF HOLDER ________________________________________________________
Name of Investing Entity: __________________________________________________________
Signature of Authorized Signatory of Investing Entity: ___________________________________
Name of Authorized Signatory: _____________________________________________________
Title of Authorized Signatory: ______________________________________________________
Date: __________________________________________________________________________

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